UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Board of Directors (the “Board”) of Titan International, Inc. (the “Company” or “Titan”) has selected Mr. Paul G. Reitz as Chief Executive Officer (“CEO”) and President effective January 1, 2017. Mr. Maurice Taylor has elected to retire from the position of CEO. Mr. Taylor will continue as Chairman of the Board. The Company issued a press release making these announcements on December 9, 2016. A copy of the press release is furnished herewith as Exhibit 99.
Paul G. Reitz - Chief Executive Officer
The Board has appointed Mr. Reitz, age 44, to serve as the CEO of the Company effective January 1, 2017.
Mr. Reitz joined the Company in July 2010 as Chief Financial Officer and was promoted to President in February 2014.  Mr. Reitz has a Master's of Business Administration Degree from the University of Iowa and a Bachelor of Business Administration Degree from Northwood University.
Mr. Reitz and the Company are party to an Employment Agreement (“Employment Agreement”) effective as of December 22, 2015. The Employment Agreement was amended on December 7, 2016 (“Employment Agreement Amendment”). The Employment Agreement is effective for one year and automatically renews for successive one-year renewal periods unless notice of nonrenewal is given in accordance with the provisions of the agreement. Mr. Reitz is eligible for an annual bonus or incentive compensation, based upon the bonus and performance standards established by the Board of Directors and as determined each year by the Board of Directors. Mr. Reitz is eligible to participate in the Company’s benefit programs which are generally available to Titan’s salaried executive employees, in accordance with their terms, and in the event of his death or disability, is entitled to supplemental death or disability benefits, as the case may be, in accordance with the terms of the Employment Agreement. If Mr. Reitz terminates his Employment Agreement because of a change of control of the Company, as defined in the Employment Agreement, the Company will remain obligated to pay him 100% of his base salary or adjusted base salary for both the balance of the calendar year in which he is terminated or leaves Titan’s employ and the following calendar year. The Employment Agreement Amendment included the following changes, which are effective January 1, 2017. Mr. Reitz will be employed as President and CEO of the Company and will perform such services in the capacity of President and CEO as are the typical responsibilities of an executive holding such positions and, additionally, such other responsibilities consistent therewith as may be assigned to him by the By-laws and, from time to time by the Company’s Board Chairman and/or its Board of Directors. Mr. Reitz will be entitled to receive a base salary payable at an annual rate of $900,000, to be paid in accordance with the normal practices for remunerating Titan’s salaried executive employees, subject to any increases approved by the Board.
The foregoing discussion of the Employment Agreement Amendment is qualified in its entirety by reference to the full text of the Employment Agreement and Employment Agreement Amendment. A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. A copy the Employment Agreement Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2.

There are no family relationships between Mr. Reitz and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Reitz and any other persons pursuant to which he was selected as CEO. Mr. Reitz has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1 (a)	Paul G. Reitz Employment Agreement

10.2	First Amendment to Employment Agreement dated as of December 7, 2016 between Titan International, Inc. and Paul G. Reitz

99	Press Release dated December 9, 2016

(a)	Incorporated by reference to the same numbered exhibit contained in the Company’s Current Report on Form 8-K filed on December 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	December 9, 2016	By:	/s/ JAMES M. FROISLAND
James M. Froisland
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)	Paul G. Reitz Employment Agreement
10.2	First Amendment to Employment Agreement dated as of December 7, 2016 between Titan International, Inc. and Paul G. Reitz
99	Press Release dated December 9, 2016

(a)	Incorporated by reference to the same numbered exhibit contained in the Company’s Current Report on Form 8-K filed on December 23, 2015.